Exhibit 99.1

VOTING AGREEMENT

          This VOTING AGREEMENT, dated as of July 22, 2007 (this “Agreement”), is made by and among RAM Holdings, Inc., a Delaware corporation (“Parent”), RAM Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), United Rentals, Inc., a Delaware corporation (the “Company”) solely for purposes of Sections 4.2, 4.3, 5.1(b) and Article VI, and each of the entities set forth on Schedule A hereto (each a “Stockholder” and collectively the “Stockholders”).

RECITALS

          WHEREAS, simultaneously with the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”; all capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Merger Agreement), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”);

          WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of Common Stock and/or the number and class of shares of Preferred Stock set forth next to such Stockholder’s name on Schedule A hereto (with respect to each Stockholder, such Stockholder’s “Subject Shares” and, together with any shares of Common Stock or Preferred Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder’s “Shares”); and

          WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Stockholders agree, and each of the Stockholders has agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

VOTING AGREEMENT

Section 1.1     Voting Agreement.

          (a)         Each Stockholder hereby agrees to vote (or cause to be voted) in person or by proxy, all Shares that such Stockholder is entitled to vote at the time of any vote, at any meeting of the stockholders of the Company, and at any adjournment thereof, at which the Merger Agreement (or any amended version thereof) and the Merger are submitted for the consideration and vote of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company with respect to matters set forth in this Section 1.1, in favor of the adoption of the Merger Agreement and any transactions contemplated thereby, including the Merger, and any actions reasonably required in furtherance thereof requiring a vote of the Company stockholders.  Any such vote will be cast or consent will be given in accordance with the procedures applicable thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

         (b)          Each Stockholder hereby agrees that it shall vote its Shares against, and shall not provide consents to, the approval of any Acquisition Proposal.

          (c)         From and after the time of the No-Shop Period Start Date, each Stockholder shall not, nor shall it authorize or permit any director, officer, employee or any investment banker, attorney or other advisor or representative of, such Stockholder (collectively, the “Stockholder Representatives”) to, directly or indirectly, (A) knowingly initiate, solicit or encourage any Acquisition Proposal, or (B) participate or engage in any discussions or negotiations with, or provide any information to, any person making any Acquisition Proposal.  From and after the time of the No-Shop Period Start Date, each Stockholder shall immediately cease and terminate, and shall cause its Stockholder Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any persons conducted heretofore with respect to an Acquisition Proposal.  Notwithstanding anything to the contrary in this Agreement, (x) if the Company, its subsidiaries or any of their respective Representatives has provided information to or entered into discussions or negotiations with, in each case in compliance with the provisions of Section 6.5 of the Merger Agreement, any person or persons (including any Excluded Person) in response to an Acquisition Proposal made by such person or persons (including any Excluded Person), then each Stockholder and its Stockholder Representatives may provide information to and engage in discussions or negotiations with such person or persons (including any Excluded Person) as and to the extent that the Company, its subsidiaries or their respective Representatives is permitted to do so pursuant to the terms of the Merger Agreement and (y) each Stockholder shall be permitted to comply with its disclosure obligations under applicable law.  Notwithstanding the foregoing, the provisions of this Section 1.1(c) shall not apply in any respect to J.P. Morgan Partners (BHCA), L.P. and its Stockholder Representatives.

Section 1.2     Appraisal Rights.

          Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 262 of the Delaware General Corporation Law in connection with the Merger.

Section 1.3     Grant of Proxy.

          Solely in the event of a failure by a Stockholder to vote its Shares in accordance with its obligations in Sections 1.1(a) and/or 1.1(b) of this Agreement, upon such event each such Stockholder (i) hereby irrevocably grants to, and appoints, Parent and each of its president, vice president and secretary in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution and resubstitution) to vote the Shares as indicated in Sections 1.1(a) and/or 1.1(b) of this Agreement, (ii) hereby affirms that the irrevocable proxy set forth in this Section 1.3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement, (iii) except as otherwise provided for herein, hereby (a) affirms that the irrevocable proxy is coupled with an interest and (b) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware and (iv) hereby revokes any and all previous proxies or powers of attorney with respect to such Stockholder’s Shares.  To the extent the proxy set forth in this Section 1.3 becomes effective, the vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Shares and a vote by a Stockholder of Shares.

Section 1.4     No Ownership Interest.

          Nothing contained in this Agreement shall be deemed to vest in Parent, Merger Sub or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares.  Subject to the terms of this Agreement, all rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent, Merger Sub and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of the Stockholders’ duties or responsibilities as stockholders of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

          Each Stockholder, severally and not jointly, hereby represents and warrants to Parent that:

Section 2.1     Organization; Authorization.

          Such Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware has the requisite authority to execute and deliver this Agreement, to fulfill and perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.  Such Stockholder has all necessary authorizations for the execution, delivery and performance of this Agreement.  This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a legally valid and binding agreement of such Stockholder enforceable by Parent against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

Section 2.2     Non-Contravention.

          Other than the filing by a Stockholder of any reports with the Securities and Exchange Commission required by law or compliance with the HSR Act and Foreign Antitrust Laws, the execution, delivery and performance of this Agreement by such Stockholder do not and shall not (i) violate any organizational documents of such Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person, entity or governmental authority, or (iv) violate any other agreement, arrangement or instrument to which such Stockholder is a party or by which such Stockholder is bound, except in the case of clauses (ii), (iii) or (iv) for any such violations or failures to obtain consents or other actions that would not prevent or materially delay the performance by such Stockholder of its obligations under this Agreement.

Section 2.3     Ownership of Subject Shares.

          Such Stockholder is the record and beneficial owner of the Subject Shares set forth beside such Stockholder’s name on Schedule A, free and clear of any liens, pledges or encumbrances (including any restriction on the right to vote or otherwise dispose of the Subject Shares), other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws or pursuant to any policies of the Company and such Stockholder has good and valid title to such Subject Shares.  Except for this Agreement, none of the Subject Shares is subject to any proxy, voting trust, power-of-attorney or other agreement, arrangement or instrument with respect to the voting of such Subject Shares.  As of the date hereof, such Stockholder does not own any other securities of the Company other than the Subject Shares set forth beside such Stockholder’s name on Schedule A.

Section 2.4     Certain Agreements with the Company.

          Effective upon consummation of the Merger, and only in the event the Merger is consummated, the agreements listed on Schedule B hereto shall terminate in all respects and be of no further force or effect.

Section 2.5     Matters Related to Preferred Stock.

          (a)         Such Stockholder consents to the amendment, dated the date hereof, of the Rights Plan solely with respect to the Merger Agreement and the Merger.

          (b)         Effective upon consummation of the Merger, and only in the event the Merger is consummated, such Stockholder agrees that

          (i)          the treatment of the Preferred Stock contemplated by the Merger Agreement shall not constitute an Extraordinary Dividend (as defined in the Certificate of Designation of Perpetual Convertible Preferred Stock, Series C (the “Series C Designation”) and Certificate of Designation of Perpetual Convertible Preferred Stock, Series D (the “Series D Designation” and together with the Series C Designation, the “Designations”));

          (ii)          no Non-Approved Change in Control or Start Date (each as defined in the Designations) has occurred nor will one occur as a result of the execution and delivery of the Merger Agreement or this Agreement or the consummation of the transactions contemplated by the Merger Agreement or hereunder;

(iii) there are no dividends owed by the Company to the Stockholders, whether declared or undeclared or accrued and unpaid;

(iv) neither the Conversion Price in respect of the Series C Preferred Stock (as defined in the Series C Designation), nor the Conversion Price in respect of the Series D

Preferred Stock (as defined in the Series D Designation) has been adjusted or changed since the original issuance of the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, nor will such an adjustment or change result from the consummation of the transactions contemplated by the Merger Agreement or this Agreement;

          (v)          to the extent any default under the Designations exists, each Stockholder hereby irrevocably waives any rights such Stockholder has or may acquire, whether at law or in equity, as a result of such default; and

(vi) no action contemplated by the Merger Agreement shall constitute a default under the Designations (whether with notice, the passing of time or both).

          (c)         For the avoidance of doubt, except as expressly provided herein with respect to the transactions contemplated by the Merger Agreement, nothing in this Agreement shall be deemed to prevent each Stockholder from enforcing its rights under the Designations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby represent and warrant to each Stockholder that:

Section 3.1     Organization; Authorization.

          Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has the requisite authority to execute and deliver this Agreement, to fulfill and perform its obligations hereunder and to consummate the transactions contemplated hereby.  Each of Parent and Merger Sub has all necessary authorizations for the execution, delivery and performance of this Agreement.  This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding agreement of each of Parent and Merger Sub enforceable by each Stockholder against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally.

Section 3.2     Non-Contravention.

          Other than the filing by Parent or Merger Sub of any reports with the Securities and Exchange Commission required by law or compliance with the HSR Act and Foreign Antitrust Laws, the execution, delivery and performance of this Agreement by Parent and Merger Sub does not and shall not (i) violate any organizational documents of Parent, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person, entity or governmental authority or (iv) violate any other agreement, arrangement or instrument to which Parent or Merger Sub is a party or by which it is bound, except in the case of clauses (ii), (iii) or (iv) for any such violations or failures to obtain consents or other actions that would not prevent or materially delay the performance by Parent or Merger Sub of its obligations under this Agreement.

ARTICLE IV

EFFECT OF MERGER

Section 4.1     Effect on the Shares.

          Each Stockholder hereby agrees and acknowledges that (a) subject to the terms and conditions of the Merger Agreement and Section 5.3 of this Agreement, at the Effective Time, (i) each share of Series C Preferred Stock owned by such Stockholder and issued and outstanding (and not converted into Common Stock prior to the Effective Time) immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Series C Preferred Stock Merger Consideration, (ii) each share of Series D Preferred Stock owned by such Stockholder and issued and outstanding (and not converted into Common Stock prior to the Effective Time) immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Series D Preferred Stock Merger Consideration, and (iii) each share of Common Stock owned by such Stockholder and issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Common Stock Merger Consideration, and (b) at the Effective Time, such Stockholder shall have no other rights with respect to the Shares other than the right to receive such Series C Preferred Stock Merger Consideration, Series D Preferred Stock Merger Consideration or Common Stock Merger Consideration, as applicable, subject to and in accordance with the terms of the Merger Agreement and Section 5.3 of this Agreement.

Section 4.2     Notice.

          This Agreement shall constitute the notice with respect to the Merger Agreement and the transactions contemplated thereby that may be required to be provided to the Stockholders pursuant to the Designations.

Section 4.3     Company Acknowledgment.

          The Company hereby acknowledges and agrees to this Agreement and the transactions contemplated by this Agreement, and the entering into of this Agreement by each Stockholder, and Parent and Merger Sub.

ARTICLE V

COVENANTS

Section 5.1     No Transfers.

          (a)         Except pursuant to the terms of the Merger Agreement, such Stockholder shall not, without the prior written consent of Parent which may not be unreasonably withheld, directly or indirectly, (i) grant any proxies or enter into any voting trust, power-of-attorney or other agreement or arrangement with respect to the voting of any Shares, other than any proxies, voting trusts or voting agreements or arrangements that are not inconsistent with the voting obligations of such Stockholder contained in this Agreement, or (ii) sell, assign, transfer, pledge, encumber, or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) (collectively, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Shares; provided, however, that as a condition to any consent of Parent to any of the actions described in clause (i) or (ii) above, (x) the person receiving the proxy or entering into any voting trust, power-of-attorney or other agreement or arrangement with respect to any voting of any Shares during the term of this Agreement or (y) the transferee in respect of such Transfer or who receives the rights under any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of any Shares, agrees in writing, in an instrument reasonably acceptable to Parent, to be bound by this Agreement as a Stockholder.  Notwithstanding the foregoing, each Stockholder may convert its shares of Series C Preferred Stock or Series D Preferred Stock into Common Stock (which resulting shares of Common Stock would remain subject to the terms of this Agreement as “Shares”).

          (b)         Each Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder’s Subject Shares (and Shares if any additional Shares are acquired), unless such transfer is made in compliance with this Agreement.  The Company shall not recognize any purported transfer of Shares in violation of this Agreement.

          (c)         In the event of a stock dividend or distribution, or any change in the Common Stock or Preferred Stock by reason of any stock dividend or distribution, or any change in the Common Stock or Preferred Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.  Each Stockholder shall be entitled to receive any cash dividend paid by the Company with respect to the Shares during the term of this Agreement until the Effective Time.

Section 5.2     Additional Shares.

          Each of the Stockholders agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number of any additional shares of capital stock of the Company or any right to acquire capital stock of the Company acquired by such Stockholder, if any, after the date hereof.

Section 5.3     Timing of Payment.

          On account of the Stockholders agreeing to the treatment of the Preferred Stock as contemplated by the Merger Agreement and waiving their rights in respect of redemption of the Preferred Stock as provided in the Designations in connection with the Merger Agreement, Parent hereby agrees that, notwithstanding any provision to the contrary in the Merger Agreement, Parent shall pay (or cause to be paid) concurrent with the Effective Time the

Common Stock Merger Consideration, the Series C Preferred Stock Merger Consideration and the Series D Preferred Stock Merger Consideration to each Stockholder for the shares of Common Stock, Series C Preferred Stock or Series D Preferred Stock that are owned by each such Stockholder as reflected on Schedule A hereto, or as to which a Stockholder notifies Parent in accordance with Section 5.2 hereof, by wire transfer in immediately available funds pursuant to wire transfer instructions provided by each such Stockholder to Parent prior to the Effective Time.  Parent’s obligations under this Section 5.3 to each Stockholder are subject to its receipt from a Stockholder prior to the Effective Time of fully executed letters of transmittal in a form provided by Parent that is reasonable and customary for the Common Stock and a form that is reasonable and customary for the Preferred Stock (“Letters of Transmittal”).  Parent agrees to deliver or cause to be delivered to each Stockholder, not less than 10 full calendar days prior to the Effective Time, one or more Letters of Transmittal to be completed by each such Stockholder.  Notwithstanding the foregoing, in the event that Parent fails to deliver such Letters of Transmittal to a Stockholder within such 10 full calendar day period, such Stockholder shall not be obligated to complete such Letters of Transmittal as a condition of receiving the respective Merger Consideration concurrent with the Effective Time as provided in this Section 5.3.

Section 5.4     Resignation of Directors.

          Immediately prior to the Effective Time, the Stockholders holding the Series C Preferred Stock shall cause each person who is then elected solely by the holders thereof to the Company’s Board of Directors to resign by delivery of a written letter of resignation in form and substance reasonably satisfactory to Parent, which resignation shall become effective immediately upon the Effective Time, and shall deliver each such written resignation to Parent at the Closing.

ARTICLE VI

MISCELLANEOUS

Section 6.1     Termination.

          Unless the parties otherwise agree in writing, this Agreement shall automatically terminate and be null and void and have no effect upon the earliest to occur of (i) the mutual written consent of Parent and each of the Stockholders, (ii) the Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms,  (iv) six months after the date hereof and (v) at each Stockholder’s option (but only with respect to such Stockholder), upon written notice by such Stockholder to Parent and Merger Sub from and after any amendment, waiver or modification to the terms of the Merger Agreement that (a) changes the form of, or decreases the amount of, or alters the timing of payment from what is set forth in the Merger Agreement of, the Common Stock Merger Consideration, the Series C Preferred Stock Merger Consideration or the Series D Preferred Stock Merger Consideration or (b) otherwise materially and adversely affects such Stockholder in its capacity as a holder of Preferred Stock; provided that Article VI shall survive any such termination; and, provided, further, that Section 5.3 shall survive any termination of this Agreement described in clause (ii) above.  Nothing in this Section 6.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

Section 6.2     Amendments.

          Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 6.3     Expenses.

          All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.4     Successors and Assigns; No Third Party Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns;  provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Parent may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent without such consent to which it assigns its obligations under the Merger Agreement after providing written notice to the Stockholders thereof at least five business days prior to such assignment; and provided, further, that no such assignment shall relieve the assigning party of its obligations hereunder.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 6.5     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          This Agreement and all other matters related to or arising from this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts of law principles that would cause laws of another jurisdiction to apply). Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts of the State of Delaware and any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware and any Federal court located in the State of Delaware and (iv) consents to service of process being made through the notice procedures set forth in Section 6.8.  Without limiting other means of service of process permissible under applicable law, each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. certified or registered mail to the respective addresses set forth in Section 6.8 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

BETWEEN THE PARTIES HERETO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.6     Counterparts; Effectiveness.

          This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 6.7     Severability.

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 6.8     Notices.

          All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent or Merger Sub:

c/o Cerberus Capital Management, L.P.
299 Park Avenue
New York, NY 10171
Attention: General Counsel
Facsimile: (212) 891-1540

with an additional copy (which shall not constitute notice) to:

c/o Cerberus Capital Management, L.P.
299 Park Avenue
New York, NY 10171
Attention: Steven F. Mayer
Lisa Gray
Facsimile: (646) 885-3427

with an additional copy (which shall not constitute notice) to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attention: Peter H. Ehrenberg
Robert G. Minion
Facsimile: (973) 597-2400

(ii) if to the Company:

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06831
Attention: General Counsel
Facsimile: (203) 622-6080

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Gary Horowitz
Facsimile: (212) 455-2502

(iii) if to the Stockholders:

c/o Apollo Investment Fund IV, L.P.
9 West 57th Street
New York, NY 10019
Attention: Andrew Africk
Facsimile: (212) 515-3288

and

c/o CCMP Capital Advisors, LLC
245 Park Avenue, 16th Floor
New York, New York 10167
Attention: Richard Jansen
Facsimile: (917) 464-9569

with an additional copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
1625 Eye Street, NW

Washington, D.C. 20006
Attention: David G. Pommerening
Facsimile: (202) 383-5414

Section 6.9     Interpretation.

          When reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article, Section or Schedule to this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed in each case to be followed by the words “without limitation.”  The words “hereof”, “herein”, “hereby” and “hereunder” and words of similar import mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement.  The word “or” shall not be exclusive.  Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 6.10   Action by Stockholder Capacity Only; Relationship Among Stockholders.

          (a)         Each of Parent, Merger Sub and the Company acknowledge that each Stockholder has entered into this Agreement solely in its capacity as the record owner of the Subject Shares (and not in any other capacity, including without limitation, any capacity as a director of the Company) and nothing herein shall limit or affect any actions taken by such Stockholder or its designee, or require such Stockholder or its designee to take any action, in its or his capacity as a director of the Company, including without limitation to disclose information acquired solely in its or his capacity as a director of the Company, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by it or him in such capacity shall not be deemed to constitute a breach of this Agreement.

          (b)         Each Stockholder is signing this Agreement severally, and not jointly.  Each Stockholder agrees that it shall not assert or bring any claims against any other Stockholder, under any circumstance, for any matter whatsoever arising out of this Agreement.

Section 6.11   Entire Agreement.

          This Agreement, the Merger Agreement and the other agreements contemplated hereby or thereby (including all exhibits and schedules hereto and thereto) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 6.12   Failure or Indulgence Not Waiver; Remedies Cumulative.

          No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  Except as otherwise set forth herein, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 6.13   Specific Performance.

          The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RAM Holdings, Inc.

By:	/s/ Steven F. Mayer

Name:	Steven F. Mayer
Title:	President

RAM Acquisition Corp.

By:	/s/ Steven F. Mayer

Name:	Steven F. Mayer
Title:	President

Solely for purposes of Sections 4.2,
4.3, 5.1(b) and Article VI:

United Rentals, Inc.

By:	/s/ Michael Kneeland

Name:	Michael Kneeland
Title:	Chief Executive Officer

Apollo Investment Fund IV, L.P.

By:	Apollo Advisors IV, L.P.,
its General Partner

By:	Apollo Capital Management IV, Inc.,
its General Partner

By:	/s/ Andrew Africk

Name:	Andrew Africk
Title:	Vice President

Apollo Overseas Partners IV, L.P.

By:	Apollo Advisors IV, L.P.,
its General Partner

By:	Apollo Capital Management IV, Inc.,
its General Partner

By:	/s/ Andrew Africk

Name:	Andrew Africk
Title:	Vice President

J.P. Morgan Partners (BHCA), L.P.

By:	CCMP Capital Advisors, LLC, as attorney
in fact

By:	/s/ Christopher Behrens

Name:	Christopher Behrens
Title:	Managing Director

SCHEDULE A

OWNERSHIP OF SUBJECT SHARES

Number of Shares	Class	Owner of Record

1,750,611	Common Stock	Apollo Investment Fund IV, L.P.

284,726	Series C Perpetual Convertible Preferred Stock	Apollo Investment Fund IV, L.P.

94,726	Series D-1 Perpetual Convertible Preferred Stock	Apollo Investment Fund IV, L.P.

93,889	Common Stock	Apollo Overseas Partners IV, L.P.

15,274	Series C Perpetual Convertible Preferred Stock	Apollo Overseas Partners IV, L.P.

5,274	Series D-1 Perpetual Convertible Preferred Stock	Apollo Overseas Partners IV, L.P.

5,252	Series D-1 Perpetual Convertible Preferred Stock	J.P. Morgan Partners (BHCA), L.P.

44,748	Series D-2 Perpetual Convertible Preferred Stock	J.P. Morgan Partners (BHCA), L.P.

SCHEDULE B

CERTAIN AGREEMENTS

1.

Agreement dated, September 28, 2001, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., and Chase Equity Associates, L.P. relating to the exchange of Series A Perpetual Convertible Preferred Stock for Series C Perpetual Convertible Preferred Stock and the exchange of Series B Perpetual Convertible Preferred Stock for Series D Perpetual Convertible Preferred Stock

2.	Preferred Stock Purchase Agreement, dated December 21, 1998, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P.

3.	Preferred Stock Purchase Agreement, as amended, dated June 28, 1999, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P.

4.	Registration Rights Agreement, dated December 21, 1998, among Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Bradley S. Jacobs and United Rentals, Inc.

5.

Amended and Restated Registration Rights Agreement, among the Company, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., and Chase Equity Associates, L.P. (Exhibit D of the United Rentals, Inc. Proxy Statement dated July 22, 1999)

6.

Any agreement between or among a Stockholder and United Rentals, Inc. or any of its subsidiaries respecting (i) registration of securities under securities laws, or (ii) the purchase or exchange of securities of United Rentals, Inc. or any of its subsidiaries